UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,$0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, the Board of Directors (the “Board”) of iHeartMedia, Inc. (the “Company”) elected Graciela Monteagudo to the Board (the “Effective Date”), for a term ending at the 2023 annual meeting of stockholders of the Company. Ms. Monteagudo was also appointed to the Audit Committee of the Board. The Board determined that Ms. Monteagudo qualifies as independent under the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, LLC, including with respect to service on the Audit Committee, as well as the Company’s Board of Directors Governance Guidelines.

Ms. Monteagudo, 54, served as Chief Executive Officer of LALA U.S., a producer and distributor of dairy-based products from March 2017 to December 2018. Ms. Monteagudo previously served as Senior Vice President and President, Americas for Mead Johnson Nutrition Company, a global manufacturer of infant formula, from July 2015 to February 2017 where she was responsible for Mead Johnson’s businesses in North America and Latin America. Between May 2012 and June 2015, Ms. Monteagudo served as Mead Johnson’s Senior Vice President and General Manager, North America and Global Marketing. Prior to that, Ms. Monteagudo served in several capacities for Walmart Mexico, most recently as Senior Vice President and Business Unit Head, Sam’s Club. Ms. Monteagudo has served as a director of WD 40 Company since June 2020, where she serves on its audit and finance committees, and as a director of ACCO Brands Corp since 2016, where she serves on its compensation and human capital committee and corporate governance and nominating committee. Ms. Monteagudo is a National Association of Corporate Directors (NACD) Board Leadership Fellow. She received her Bachelor of Science in Industrial Engineering from Universidad Panamericana and her Master’s in Business Administration from Instituto Tecnológico Autónomo de México. Ms. Monteagudo brings to the Board a range of commercial and public company leadership experiences, as well as expertise in digital marketing, e-commerce, consumer goods and international operations, all of which the Board believes will be important contributions to the Board.

Ms. Monteagudo will be entitled to the standard compensation paid by the Company to all of its non-employee directors as disclosed in the Company’s proxy statement for its 2021 annual meeting of stockholders.

Item 8.01    Other Events

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2021, the Company notified Nasdaq Stock Market LLC (“Nasdaq”) on April 22, 2021 of its non-compliance with Nasdaq Listing Rule (“Nasdaq Rule”) 5605(c)(2)(A) as a result of a vacancy on its Board following its 2021 annual meeting of stockholders and its intent to rely on the cure period provided by Nasdaq Rule 5605(c)(4)(B). Following the appointment of Graciela Monteagudo to the Board’s Audit Committee, the Company is now in compliance with Nasdaq Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary